Exhibit 99.1

FOR IMMEDIATE RELEASE

SRS Labs Reports Second Quarter 2010 Results

Santa Ana, Calif., August 5, 2010 - SRS Labs, Inc. (NASDAQ: SRSL), the industry leader in surround sound, audio and voice technologies, reported financial results for the second quarter ended June 30, 2010.

Revenues in the second quarter 2010 increased 42% to $7.2 million from $5.1 million in the same period a year ago. The increase was primarily attributable to increased revenues in the home entertainment and personal computer markets.

Operating expenses in the second quarter increased 23% to $6.5 million from $5.3 million in the same quarter a year ago. The increase was primarily attributable to the continued investment in additional sales, marketing and engineering infrastructure, and increased participation and promotion at several trade shows.

Net income in the second quarter totaled $631,000 or $0.04 per diluted share, an improvement from a net loss of $198,000 or $(0.01) per diluted share in the second quarter of 2009.

Quarter-end cash and cash equivalents, and short-term and long-term investments totaled $42.3 million or $2.71 per diluted share as of June 30, 2010, compared to $41.8 million at the end of the prior quarter.

Management Commentary

“The second quarter of 2010 marks the seventh consecutive quarter of year-over-year revenue growth for the Company” said Thomas C.K. Yuen, SRS Lab’s Chairman and CEO. “This accomplishment reflects the strong global demand for SRS technology solutions.  We also achieved a substantial increase in our net income due to the significant leverage in our business model of high incremental operating margins.

Moreover, market and consumption indicators point to the continued strong demand of consumer electronics in the foreseeable future. This anticipated growth coupled with increasing consumer interest and desire to access to high-quality audio and video content bodes well for our business strategy which focuses on developing and delivering premium quality audio solutions for rich media-capable consumer electronics devices in the TV, PC and mobile phone segments. As this growth momentum occurs, we believe SRS is strategically positioned to strongly benefit in revenue expansion due to our industry leading technologies.

Yuen added, In light of the record results we achieved in the first half of this year, we are raising our 2010 full year guidance from 25% to 30% revenue growth, with improved operating margins.  Based on contracts signed, contracts in negotiation and design wins in progress, we expect that our revenue growth rate for 2011 will be in excess of 25%. In order to sustain such growth rates and take advantage of anticipated new market opportunities, we will continue to invest in additional key engineering, sales and marketing personnel.”

Conference Call

SRS Labs will hold a conference call later today (August 5, 2010) to discuss these second quarter 2010 financial results. Chairman and CEO Thomas C.K. Yuen and CFO Ulrich Gottschling will host the call starting at 5:00 p.m. Eastern time. A question and answer session will follow management’s presentation.

Dial-In Number: 877-353-2262
Conference ID#: 84951517

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and instruct you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 949-574-3860.

Investors may also listen to the conference call live online via a link available on the SRS Labs investor relations home page at www.srslabs.com.

The website will host a replay of the call available after 8:00 p.m. Eastern time. Investors may also listen to the replay by dialing 800-642-1687 and entering conference ID#: 84951517, available until August 19, 2010.

About SRS Labs, Inc.

Founded in 1993, SRS Labs is the industry leader in audio signal processing for consumer electronics. Beginning with the audio technologies originally developed at Hughes Aircraft, SRS Labs holds over 150 worldwide patents and is recognized by the industry as the foremost authority in research and application of audio post processing technologies based on the human auditory principles. Through partnerships with leading global CE companies, semiconductor manufacturers and software partners, SRS is recognized as the de facto standard in audio enhancement, surround sound, volume leveling and voice processing technologies. SRS solutions have been included in over one billion electronic products sold worldwide including flat panel HDTVs, STBs, mobile phones, portable media devices, PCs and automotive entertainment. SRS Labs supports its partners around the globe with a network of offices in regions including the U.S., China, Europe, Japan, Korea and Taiwan. For more information, visit www.srslabs.com. Visit SRS Labs’ blog at http://soundingoff.srslabs.com, on Facebook at www.facebook.com/srslabs or on Twitter at www.twitter.com/srslabs.

Safe Harbor Statement

This press release includes forward-looking statements that are based on our current expectations, estimates and projections about SRS Labs, Inc., management’s beliefs and certain assumptions made by us, and events beyond our control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to our customers’ expectations, and our future growth opportunities, competitive position, expansion and investment plans, and operating results and profitability. Forward-looking statements can often be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “likely,” “potential,” “continue,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results or the commitments made by us herein, and they are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties referred to above include, but are not limited to, the loss of any significant customer; the acceptance of new SRS Labs products and technologies; our ability to increase our brand awareness and enter into new or expanded license arrangements; the impact of competitive products and pricing; general economic and business conditions that may adversely impact sales of consumer products incorporating our technologies or that otherwise may impact our operating results and future performance; the timely development and release of technologies by the Company; and such other factors described in our filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date they are made. We do not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

Company Contacts:

Ulrich Gottschling
Chief Financial Officer
SRS Labs, Inc.
Tel 949-442-5596
ir@srslabs.com

Matt Glover
Investor Relations
Liolios Group, Inc.
Tel 949-574-3860
info@liolios.com

SRS LABS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$15,680,996	$27,988,164
Accounts receivable, net	857,279	179,114
Prepaid expenses and other current assets	985,547	1,147,151
Short-term investments	12,383,000	12,963,000
Total Current Assets	29,906,822	42,277,429

Long-term investments	14,261,000	538,000
Property and equipment, net	701,281	599,794
Intangible assets, net	2,963,718	2,702,160
Deferred income taxes, net	7,116,153	5,631,442
Total Assets	$54,948,974	$51,748,825

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$603,621	$583,157
Accrued liabilities	1,358,525	1,577,891
Deferred revenue	804,954	1,193,454
Total Current Liabilities	$2,767,100	$3,354,502

Commitments and contingencies

Stockholders’ Equity
Preferred stock—$0.001 par value; 2,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.001 par value; 56,000,000 shares authorized; 14,684,289 and 14,563,715 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	14,685	14,565
Additional paid-in capital	66,818,592	65,128,337
Accumulated deficit	(14,651,403)	(16,748,579)
Total Stockholders’ Equity	52,181,874	48,394,323
Total Liabilities and Stockholders’ Equity	$54,948,974	$51,748,825

SRS LABS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Revenues	$7,161,030	$5,055,528	$15,546,422	$10,759,538
Cost of sales	99,870	62,201	164,355	134,173

Gross profit	7,061,160	4,993,327	15,382,067	10,625,365

Operating expenses (i):
Sales and marketing	3,221,144	2,711,351	6,641,687	5,450,491
Research and development	1,826,118	1,189,517	3,716,112	2,364,183
General and administrative	1,431,833	1,373,757	2,997,131	2,805,884
Total operating expenses	6,479,095	5,274,625	13,354,930	10,620,558

Operating income (loss)	582,065	(281,298)	2,027,137	4,807
Other income, net	71,863	92,185	101,502	196,818
Income (loss) before income taxes	653,928	(189,113)	2,128,639	201,625
Income taxes	23,096	9,139	31,463	14,075
Net income (loss)	$630,832	$(198,252)	$2,097,176	$187,550

Net income (loss) per common share:
Basic	$0.04	$(0.01)	$0.14	$0.01
Diluted	$0.04	$(0.01)	$0.14	$0.01

Weighted average shares used in the per share calculations:
Basic	14,637,238	14,429,972	14,604,933	14,424,724
Diluted	15,642,573	14,429,972	15,479,199	14,685,986

(i)  Includes share-based compensation expense as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Sales and marketing	168,594	131,101	345,789	246,917
Research and development	135,238	111,096	284,746	218,819
General and administrative	241,927	238,766	496,386	481,627
Total share-based compensation expense	545,759	480,963	1,126,921	947,363